EXHIBIT 99.2

www.thorindustries.com FIRST QUARTER OF FISCAL 2024 FINANCIAL RESULTS

FORWARD - LOOKING STATEMENTS This presentation includes certain statements that are “forward - looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks . These forward - looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others : the impact of inflation on the cost of our products as well as on general consumer demand ; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints ; the impact of war, military conflict, terrorism and/or cyber - attacks, including state - sponsored or ransom attacks ; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers ; the dependence on a small group of suppliers for certain components used in production, including chassis ; interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers ; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share ; the level and magnitude of warranty and recall claims incurred ; the ability of our suppliers to financially support any defects in their products ; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers ; the costs of compliance with governmental regulation ; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations ; public perception of and the costs related to environmental, social and governance matters ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; the impact of exchange rate fluctuations ; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers ; management changes ; the success of new and existing products and services ; the ability to maintain strong brands and develop innovative products that meet consumer demands ; the ability to efficiently utilize existing production facilities ; changes in consumer preferences ; the risks associated with acquisitions, including : the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand ; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers ; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities ; increasing costs for freight and transportation ; the ability to protect our information technology systems from data breaches, cyber - attacks and/or network disruptions ; asset impairment charges ; competition ; the impact of losses under repurchase agreements ; the impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold ; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold ; changes to our investment and capital allocation strategies or other facets of our strategic plan ; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt . These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10 - Q for the quarter ended October 31 , 2023 and in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2023 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law . 2

FIRST QUARTER FISCAL 2024 SUMMARY FIRST QUARTER FISCAL 2024 HIGHLIGHTS ŀ Financial performance demonstrates the collective efforts of our operatin g companies to prioritize profitability in a soft demand environment in North America ▪ European segment continues to deliver year - over - year top and bottom line growth driven by strong operating performance ▪ Prudent focus on operational and commercial initiatives to better position THOR and its North American dealers ahead of the calendar 2024 selling season ▪ Channel inventory appropriately positioned ▪ Introduction of model year 2024 lineup aimed at meeting current demand ŀ Company announced a 7% increase in its regular quarterly dividend, which marked the 14th consecutive year of increasing its dividend, and of common stock $30.0 million repurchased NET SALES BY SEGMENT NET SALES $2.50B (19.5)% (1) GROSS MARGIN 14.3% (140) bps (1) DILUTED EPS (2) $0.99 (60.9)% (1) NET CASH FROM OPERATIONS $59.7M Segment Net Sales Net Sales Growth (1) North American Towable $945.5M (28.3)% North American Motorized $711.2M (36.7)% European $708.2M +40.4% (1) As compared to the first quarter of fiscal year 2023 (2) Attributable to THOR Industries 3

$3,029.1 $8,921.3 $18,070.4 $7,417.3 $5,364.5 $4,397.7 $10,444.7 $1,567.8 $670.0 $1,067.0 $2,215.1 $4,277.4 $2,864.3 $1,237.5 $1,292.1 $2,308.5 $3,348.4 $2,985.2 $3,331.2 10/31/19 10/31/20 10/31/21 10/31/22 10/31/23 European $708.2 28.3% NA Motorized $711.2 28.4% NA Towable $945.5 37.8% Other $135.9 5.5% 101,500 60,200 82,400 83,800 10/31/19 10/31/20 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS 122,300 RV BACKLOG OF $5.36 BILLION (27.7)% (1) Inventory Units (3) Includes units of Tiffin products subsequent to the December 2020 acquisition of the Tiffin Group NA Towables NA Motorized European (4) Includes Tiffin backlog subsequent to the December 2020 acquisition of the Tiffin Group (3) 10/31/23 (3) 10/31/22 $795.8 (4) FIRST QUARTER OF FISCAL YEAR 2024 RECAP GROSS MARGIN 14.3% (140) bps (1) DILUTED EPS (2) $0.99 (60.9)% (1) NET SALES $2.50 BILLION (19.5)% (1) (4) (3) 10/31/21 UNIT SHIPMENTS 45,581 (9.5)% (1) (1) As compared to the first quarter of fiscal year 2023 (2) Attributable to THOR Industries 4 (4) NET SALES ($ millions)

($ in Millions) First Quarter Fiscal 2024 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $945.5 million (28.3)% $118.0 million (39.7)% 12.5% (240) bps NORTH AMERICAN TOWABLE SEGMENT 5 Key Drivers ▪ Unit shipments decreased 13 . 0 % primarily due to a softening in current consumer and dealer demand ▪ Disciplined wholesale production assisted independent dealers in maintaining appropriate channel inventory levels ahead of calendar 2024 selling season ▪ Overall net price per unit decreased 15 . 3 % primarily due to a shift in product mix towards travel trailers and more moderately - priced units along with higher sales discounting levels compared to the prior - year quarter ▪ Calendar year 2023 travel trailer and fifth wheel market share of 42 . 2% (+ 10 bps y/y) ▪ Gross profit margin decrease d riven by increased sales discounts and a higher manufacturing overhead percentage due to the reduction in net sales, partially offset by a decrease in the material cost percentage, before the effects of discounting, due to the combined favorable impacts of product mix changes and cost - savings initiatives ▪ Order backlog of $ 795 . 8 million

($ in Millions) First Quarter Fiscal 2024 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $711.2 million (36.7)% $79.4 million (57.3)% 11.2% (530) bps NORTH AMERICAN MOTORIZED SEGMENT 6 Key Drivers ▪ Unit shipments decreased 31 . 5 % due to a softening in current consumer and dealer demand as well as greater independent dealer restocking in the prior - year period ▪ Disciplined wholesale production assisted independent dealers in maintaining appropriate channel inventory levels ahead of calendar 2024 selling season ▪ Calendar year 2023 market share of 49 . 0% (+ 30 bps y/y) ▪ Gross profit margin decrease d riven by an increase in sales discounts, higher material costs largely due to increased chassis costs and an increase in manufacturing overhead cost as a percentage of net sales due to the reduction in net sales ▪ Order backlog of $ 1 . 24 billion

EUROPEAN SEGMENT Key Drivers ▪ Net sales increase driven by a 19 . 5 % increase in unit shipments and a 20 . 9 % increase in the overall net price per unit due to the total combined impact of changes in foreign currency, product mix and price ▪ Favorable foreign currency exchange impact of 10 . 0 % on net sales compared to prior - year period ▪ Higher concentration of sales of motorcaravans and campervans in the current fiscal quarter on improved chassis supply ▪ Gross profit margin improvement primarily driven by net selling price increases, product mix changes and a reduction in the labor and manufacturing overhead costs as a percentage of net sales ▪ Independent dealer inventory levels of motorized products generally remain below historical levels ▪ Strong order backlog of $ 3 . 33 billion ($ in Millions) First Quarter Fiscal 2024 Net Sales YOY Change Gross Profit YOY Change Gross Profit Margin YOY Change $708.2 million 40.4% $122.8 million 78.4% 17.3% 360 bps 7

8 NET DEBT / TTM EBITDA (2)(3) 1.2x NET DEBT / TTM ADJUSTED EBITDA (2)(3) 1.1x STRONG FINANCIAL POSITION ($ millions) $94.0 $59.7 1QFY23 1QFY24 OPERATING CASH FLOW TOTAL LONG - TERM DEBT AS OF OCTOBER 31, 2023 (1)(3) ($ millions) LIQUIDITY AS OF OCTOBER 31, 2023 ($ millions) SELECTED FINANCIAL RATIOS AS OF OCTOBER 31, 2023 TLB $740.3 Senior Unsecured Notes $500.0 ABL Other $0.0 $65.0 Total Long - Term Debt $1,305.3 Cash equivalents $425.8 Available credit under ABL $998.0 Total Liquidity $1,423.8 Capital Expenditures ($ millions) 1QFY23: $55.9 1QFY24: $38.2 (1) Total gross debt obligations as of October 31, 2023 inclusive of the current portion of long - term debt (2) See the Appendix to this presentation for reconciliation of non - GAAP measures to most directly comparable GAAP financial measures (3) Long - term debt figures and financial ratios shown are as of October 31, 2023 prior to our November 15, 2023 amendments to the term - loan credit facility and ABL

CAPITAL MANAGEMENT PRIORITIES AND FISCAL YEAR 2024 ACTIONS Invest in THOR’s business ▪ Capex spending of $38.2 million Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.48 in October 2023 ▪ Represents 14 th consecutive year of dividend increases Reduce the Company's debt obligations ▪ Subsequent to Q 1 , entered into amendments to our term - loan credit facility to extend maturity from Feb . 2026 to Nov . 2030 and reduce the applicable margin used to determine the interest rate on the USD portion of the Term Loan B by 0 . 25% ▪ Committed to long - term net debt leverage ratio target of less than 1.0x; currently at 1.1x Repurchase shares on a strategic and opportunistic basis ▪ Repurchased $30.0 million ▪ $461.2 million available to be repurchased as of October 31, 2023 under current authorizations Support opportunistic strategic investments 9

FULL - YEAR FISCAL 2024 GUIDANCE OUTLOOK ASSUMPTIONS ▪ Modest year - over - year consolidated net sales decline driven by anticipated reductions in overall average selling prices and lower unit shipments of motorized products, partially offset by higher anticipated wholesale shipment volumes within the North American Towable segment ▪ North American industry wholesale shipment range between 350 , 000 and 365 , 000 units for fiscal 2024 anticipated and matched 1 : 1 with retail demand ▪ Expected gross profit margin improvement largely driven by a return to more historical levels within the North American Towable segment ▪ Improved supply - demand dynamics with recalibrated dealer lot inventory ▪ Realization of sourcing strategies and value - enhancing model year 2024 product offering ▪ Investments in automation and innovation strategies expected to increase capex investments and SG&A expense as a % of sales OTHER MODELING ASSUMPTIONS $ 10.5 – $ 11.0 B NET SALES GROSS PROFIT MARGIN DILUTED EARNINGS PER SHARE 14.5% – 15.0% $ 6.25 – $ 7.25 ▪ Amortization of intangibles expense: $128.7 million ▪ Tax rate: between 24% and 26% (1) ▪ Full - year fiscal 2024 capital expenditures: $260 million ▪ Non - cash charge of approximately $ 20 . 0 million to be recognized in interest expense in 2 Q 24 , related to Nov . 2023 amendments to term - loan credit facility and ABL 10 (1) Before consideration of any discrete tax items

KEY TAKEAWAYS Prudent focus on operational and commercial initiatives to better position THOR and its North American dealers ahead of the calendar 2024 selling season Continued strong financial performance in our European segment driven by continued efforts of our management team, favorable price - cost realization, operational efficiencies and further improvements in chassis supply Announced a 7% increase in our regular quarterly of common $30.0 million dividend and repurchased stock, highlighting the Company’s focus to return capital to shareholders Full - year fiscal 2024 outlook reaffirmed, reflecting the strength of THOR’s flexible business model and resilience of our operating companies in navigating the current environment 11

APPENDIX 12

The Global RV Industry Leader THOR SNAPSHOT (1) (1) As of July 31, 2023 Founded 1980 Headquarters Elkhart, Indiana Countries with Distribution 25+ Team Members 24,900 Countries with Manufacturing 6 Facilities Worldwide >400 Independent Dealership Locations 3,500 NET SALES BY SEGMENT (1) NET SALES BY COUNTRY (1) United States, 66.9% Germany, 16.3% Other Europe, 11.0% Canada, 5.3% Other, 0.5% North American Towable 37.8% North American Motorized 29.8% European 27.3% Other, 5.1% EUROPEAN OTHER NORTH AMERICAN MOTORIZED NORTH AMERICAN TOWABLE 13

THOR'S PRODUCT LEADERSHIP

	NORTH AMERICAN					EUROPEAN
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Segments
CATEGORY						
MARKET SHARE [1]	41.6%	44.3%	51.0%	54.5%	38.3%	20.4%
MARKET POSITION [1]	#1	#1	#1	#1	#1	#2

[1] As of calendar YTD September 30, 2023. Data reported by Statistical Surveys, Inc is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces. European data is sourced from industry retail registrations statistics that have been compiled from individual countries' reporting of retail sales.

THO LISTED NYSE

THOR Go Everywhere. Stay Anywhere.

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120.8 121.1 156.5 176.5 201.3 194.3 192.2 199.5 229.1 249.7 239.1 207.6 250.6 258.9 298.3 323.0 334.5 298.1 208.6 152.4 217.1 227.6 257.6 282.8 312.8 326.9 442.0 426.1 376.0 359.4 389.6 544.0 434.9 316.8 249.3 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (e) (e) 173.1 163.1 203.4 227.8 259.5 247.2 247.5 254.6 292.7 321.2 300.1 256.8 311.0 320.9 370.0 384.5 390.4 353.5 237.0 165.6 242.3 252.4 285.7 321.1 430.7 356.7 374.2 504.6 483.7 406.1 430.4 600.2 493.3 297.1 369.7 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (e) (e) TOWABLE RV WHOLESALE MARKET TRENDS (UNITS 000's) YTD Shipments (Units) Sept. 2023 238,121 Sept. 2022 415,594 Unit Change (177,473) % Change (42.7)% YTD Shipments (Units) Sept. 2023 202,361 Sept. 2022 369,772 Unit Change (167,411) % Change (45.3)% 52.3 41.9 46.9 51.3 58.2 52.8 55.3 55.1 63.5 71.5 61.0 49.2 60.4 62.0 71.7 61.4 55.8 55.4 28.4 13.2 25.2 24.8 28.2 38.3 44.0 47.3 54.7 62.6 57.6 46.6 40.8 56.2 58.4 47.8 52.9 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (e) (e) YTD Shipments (Units) % Change Unit Change Sept. 2022 Sept. 2023 (22.0)% (10,062) 45,822 35,760 Historical Data: Recreation Vehicle Industry Association (RVIA) RV INDUSTRY OVERVIEW North America RV WHOLESALE MARKET TRENDS (UNITS 000's) MOTORIZED RV WHOLESALE MARKET TRENDS (UNITS 000's) (e) Calendar year 2023 and 2024 represent the most recent RVIA "most likely" estimate from their August 2023 issue of Roadsigns 15

Europe (1) Source : European Caravan Federation; CYTD through September 30, 2023 and 2022; European retail registration data available at www.CIVD.de % Change Total CYTD September 30, 2023 2022 % Change Motorcaravans CYTD September 30, 2023 2022 % Change Caravans CYTD September 30, 2023 2022 Country (2.4)% 78,011 76,128 0.8% 56,901 57,376 (11.2)% 21,110 18,752 Germany (4.3)% 25,875 24,758 (4.6)% 20,031 19,102 (3.2)% 5,844 5,656 France 0.7% 20,012 20,148 5.5% 9,469 9,990 (3.7)% 10,543 10,158 U.K. (16.0)% 9,112 7,655 (3.1)% 2,011 1,949 (19.6)% 7,101 5,706 Netherlands (13.8)% 7,631 6,581 (11.4)% 6,044 5,353 (22.6)% 1,587 1,228 Switzerland (32.6)% 5,966 4,024 (26.2)% 3,069 2,266 (39.3)% 2,897 1,758 Sweden (5.6)% 5,461 5,155 (5.8)% 4,919 4,634 (3.9)% 542 521 Italy (8.8)% 6,395 5,833 (5.3)% 5,218 4,943 (24.4)% 1,177 890 Belgium (12.8)% 5,831 5,082 (8.5)% 4,482 4,099 (27.1)% 1,349 983 Spain (17.2)% 20,036 16,581 (16.7)% 12,325 10,272 (18.2)% 7,711 6,309 All Others (6.7)% 184,330 171,945 (3.6)% 124,469 119,984 (13.2)% 59,861 51,961 Total The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly Industry wholesale shipment data for the European RV market is not available 201 192 146 138 135 140 143 152 162 166 174 182 198 203 210 208 189 154 150 156 147 137 140 152 168 190 202 211 236 261 218 144 141 170 162 151 182 217 222 219 220 253 272 274 251 274 292 324 320 310 366 289 206 228 247 264 304 333 376 416 471 493 465 522 570 449 North America 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 FULL - YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT (UNITS 000's) (1) (2) RV INDUSTRY OVERVIEW Europe EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY (1) (2) Source : Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com 16

17 Intention to RV is high Consumer satisfaction among RV owners is very strong RV Owner future purchase intent is high Interest in the RV lifestyle continues to exceed pre - pandemic levels 38 % CONSUMER TRENDS SUPPORT LONG - TERM RV INDUSTRY GROWTH Supported by Real Data from RVers 99% 20 Million (1) SimilarWeb; U.S. data, only; (2) 2022 THOR North American Travel Trailer Study; (3) 2022 THOR North American Fifth Wheel Study; (4) 2023 THOR North American Class A RV Study; (5) 2022 THOR North American Class C RV Study; (6) RVIA 2023 RV Holiday Travel survey 92 % of Travel Trailer Owners plan to purchase an RV in the future; intention is also high across RV types: Class A RV (93%), Camper Van (57%), Class C RV (96%), Fifth Wheel (95%) (2) (3) (4) (5) increase in RV OEM website traffic when comparing 4QFY23 to 4QFY19 RV Dealership (up 67%), Campground Booking (up 53%), and RV Rental (up 70%) websites also experienced increases (1) of Class C Owners report satisfaction with their units, while Class A RV (96%), Camper Van (97%), Travel Trailer (94%) and Fifth Wheel (96%) Owners also report strong satisfaction (2) (3) (4) (5) Americans are estimated to be planning to take an RV trip between Thanksgiving and New Year’s Day (6)

QUARTERLY EBITDA RECONCILIATION

($ in thousands)

	TTM Fiscal Quarters					
	1QFY23	2QFY23	3QFY23	4QFY23	1QFY24	TTM
Net Income	$ 137,423	$ 25,806	$ 119,729	$ 91,282	$ 55,033	$ 291,850
Add Back:						
Interest Expense, Net	22,807	25,633	26,362	22,645	20,197	94,837
Income Taxes	41,848	6,912	35,722	40,631	17,549	100,814
Depreciation and Amortization	66,993	67,682	68,151	74,102	67,278	277,213
EBITDA	$ 269,071	$ 126,033	$ 249,964	$ 228,660	$ 160,057	$ 764,714
Add Back:						
Stock-Based Compensation Expense	8,392	8,543	9,672	12,905	10,452	41,572
Change in LIFO Reserve	5,500	7,800	6,500	5,352	—	19,652
Net (Income) Expense Related to Certain Contingent Liabilities	(1,900)	(1,200)	(1,006)	(1,733)	(10,000)	(13,939)
Non-Cash Foreign Currency Loss (Gain)	(202)	(5,760)	(295)	714	(979)	(6,320)
Market Value Loss (Gain) on Equity Investments	3,044	1,693	2,682	3,476	2,871	10,722
Equity Method Investment Loss (Gain)	—	—	4,688	5,748	5,935	16,371
Other Loss (Gain), Including Sales of Property, Plant and Equipment	—	(4,997)	—	(5,042)	(1,418)	(11,457)
Adjusted EBITDA	$ 283,905	$ 132,112	$ 272,205	$ 250,080	$ 166,918	$ 821,315
Net Sales	$ 3,108,084	$ 2,346,635	$ 2,928,820	$ 2,738,066	$ 2,500,759	$ 10,514,280
Adjusted EBITDA Margin (%)	9.1 %	5.6 %	9.3 %	9.1 %	6.7 %	7.8 %

Total Long-Term Debt as of October 31, 2023 [1]	$ 1,305,297
Less Cash and Cash Equivalents	425,828
Net Debt	$ 879,469
Net Debt / TTM EBITDA	1.2x
Net Debt / TTM Adjusted EBITDA	1.1x

[1] *Total debt obligations as of October 31, 2023 inclusive of the current portion of long-term debt*

Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. Adjusted EBITDA is defined as net income before net interest expense, income tax expense and depreciation and amortization adjusted for certain items and other one-time items. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THO LISTED NYSE

THOR Go Everywhere. Stay Anywhere.

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www.thorindustries.com INVESTOR RELATIONS CONTACT Michael Cieslak, CFA mcieslak@thorindustries.com (574) 294 - 7724